UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	45-3797537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

609 W/Dickson Street Suite 102 G, Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration No. 333-268707 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

Warrants to Purchase Shares of Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

White River Energy Corp hereby incorporates by reference herein the description of its common stock, par value $0.0001 per share and warrants to purchase shares of its common stock appearing under the caption “Description of Our Securities” and “The Private Placement” as contained in the Registration Statement on Form S-1 (File No. 333-268707), originally filed with the Securities and Exchange Commission on December 7, 2022, as amended.

Item 2. Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
3.1	Amended and Restated Articles of Incorporation	10-Q	8/12/2022	3.1
3.1(a)	Certificate of Amendment to the Articles of Incorporation	8-K	9/30/2022	3.1
3.1(b)	Certificate of Amendment to the Articles of Incorporation	8-K	9/20/2022	3.1
3.2	Amended and Restated Bylaws of Fortium Holdings Corp.	8-K	8/19/2022	3.1
3.2(b)	Amendment to Amended and Restated Bylaws	8-K	7/7/2023	3.1
3.3	Certificate of Designation of Series A Convertible Preferred Stock	8-K	7/29/2022	3.1
3.3(a)	Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock	8-K	9/27/2022	3.1
3.3(b)	Certificate of Correction to the Certificate of Designation of Series A Convertible Preferred Stock	8-K	8/25/2022	3.1
3.4	Certificate of Designation of Series B Preferred Stock	8-K	7/29/2022	3.2
3.5	Certificate of Designation of Series C Convertible Preferred Stock	8-K	10/25/2022	3.1
4.1	Form of Warrant	8-K	10/25/2022	10.2

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

White River Energy Corp

November 27, 2023	By:	/s/ Jay Puchir
Jay Puchir, Chief Financial Officer